Exhibit 99.1

Alphabet Announces First Quarter 2016 Results

MOUNTAIN VIEW, Calif. – April 21, 2016 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended March 31, 2016.
"Our Q1 results represent a tremendous start to the year with 17% revenue growth year on year and 23% growth on a constant currency basis. We’re thoughtfully pursuing big bets and building exciting new technologies, in Google and our Other Bets, that position us well for long term growth,” said Ruth Porat, CFO of Alphabet.
Q1 2016 financial highlights
The following summarizes our consolidated financial results for the quarters ended March 31, 2015 and 2016 (in millions, except for per share information; unaudited):

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2016
Revenues	$17,258	$20,257
Increase in revenues year over year	12%	17%
Increase in constant currency revenues year over year	17%	23%

GAAP operating income	$4,447	$5,342
GAAP operating margin	26%	26%
Non-GAAP operating income	$5,650	$6,836
Non-GAAP operating margin	33%	34%

GAAP net income	$3,515	$4,207
Non-GAAP net income	$4,461	$5,248

GAAP diluted EPS for Class A and B common stock and Class C capital stock	$5.10	$6.02
Non-GAAP diluted EPS for Class A and B common stock and Class C capital stock	$6.47	$7.50
Diluted shares (in thousands)	689,498	699,311
Operating income, operating margin, net income, and earnings per share (EPS) are reported on a GAAP and non-GAAP basis. Non-GAAP operating income and non-GAAP operating margin exclude stock-based compensation (SBC) expense. Non-GAAP net income and non-GAAP diluted EPS exclude SBC expense, net of the SBC related tax benefits. These non-GAAP measures, as well as free cash flow, an alternative non-GAAP measure of liquidity, and non-GAAP constant currency revenues and growth, are described and reconciled to the corresponding GAAP measures at the end of this release.
The following summarizes our segment results where Google is presented as a single segment and all other Alphabet businesses are combined as Other Bets (in millions; unaudited):

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2016
Google segment revenues	$17,178	$20,091
Google operating income	$5,188	$6,272

Other Bets revenues	$80	$166
Other Bets operating loss	($633)	($802)

Q1 2016 consolidated financial summary
Revenues (in millions; unaudited):

	Three Months Ended March 31, 2016	Change from Q1 2015 to Q1 2016 (YoY)	Change from Q4 2015 to Q1 2016 (QoQ)
Revenues	$20,257	17%	(5)%
Constant currency revenues (YoY)	$20,850	23%	N/A
Constant currency revenues (QoQ)	$20,238	N/A	(4)%
Our revenues and constant currency revenues are reconciled in the financial tables following this release.
Costs and expenses
Cost of revenues, operating expenses, SBC expense, and depreciation, amortization, and impairment charges (in millions; unaudited):

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2016
Cost of revenues	$6,356	$7,648
Cost of revenues as % of revenues	37%	38%

Operating expenses (other than cost of revenues)	$6,455	$7,267
Operating expenses as % of revenues	37%	36%

SBC expense*	$1,203	$1,494
SBC related tax benefits	($257)	($453)
Depreciation, amortization, and impairment charges	$1,177	$1,371
*Excludes the expense for awards accounted for as stock-based compensation that will ultimately settle in cash.
Supplemental information (in millions, except for headcount data; unaudited)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2016
Cash, cash equivalents, and marketable securities	$65,436	$75,264
Net cash provided by operating activities*	$6,722	$7,658
Capital expenditures	$2,927	$2,428
Free cash flow*	$3,795	$5,230
Effective tax rate (ETR)*	24%	18%
Headcount	55,419	64,115
*In Q1 2016, we adopted Accounting Standards Update No. 2016-09, "Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting," which addresses, among other items, updates to the presentation and treatment of certain tax benefits related to SBC. Prior period balances related to the consolidated statements of cash flows as well as free cash flow have been adjusted accordingly for comparative purposes. The impact from the changes in the treatment of such tax benefits in Q1 2016 resulted in a favorable ETR impact of 4%.

Q1 2016 Google segment summary
Revenues and monetization
Google segment revenues by source (in millions; unaudited):

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2016	Change from Q1 2015 to Q1 2016 (YoY)
Google segment
Google websites	$11,932	$14,328	20%
Google Network Members' websites	3,576	3,692	3%
Google advertising revenues	15,508	18,020	16%
Google other revenues	1,670	2,071	24%
Google segment revenues	$17,178	$20,091	17%
Paid clicks and cost-per-click information (unaudited):

	Change from Q1 2015 to Q1 2016 (YoY)	Change from Q4 2015 to Q1 2016 (QoQ)
Aggregate paid clicks	29%	(3)%
Paid clicks on Google websites	38%	(4)%
Paid clicks on Google Network Members' websites	2%	4%

Aggregate cost-per-click	(9)%	0%
Cost-per-click on Google websites	(12)%	2%
Cost-per-click on Google Network Members' websites	(8)%	(12)%
Traffic acquisition costs (TAC) and operating income
TAC to Google Network Members and distribution partners, operating income, and SBC expense (in millions; unaudited):

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2016
TAC to Google Network Members	$2,432	$2,571
TAC to Google Network Members as % of Google Network Members' revenues	68%	70%
TAC to distribution partners	$913	$1,217
TAC to distribution partners as % of Google website revenues	8%	8%
Total TAC	$3,345	$3,788
Total TAC as % of Google advertising revenues	22%	21%

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2016
Operating income, excluding SBC expense	$6,243	$7,588
SBC expense	$1,055	$1,316
Operating income	$5,188	$6,272
Supplemental information (in millions; unaudited)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2016
Capital expenditures	$2,678	$2,036
Depreciation, amortization, and impairment	$1,137	$1,317

Q1 2016 Other Bets summary
Revenues and operating results
Other Bets revenues, operating loss, and SBC expense (in millions; unaudited):

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2016
Other Bets revenues	$80	$166
Operating loss, excluding SBC expense	($516)	($657)
SBC expense	$117	$145
Operating loss	($633)	($802)
Supplemental information (in millions; unaudited)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2016
Capital expenditures	$157	$280
Depreciation, amortization, and impairment	$40	$54
Stock repurchase
In Q1 2016, we repurchased 3.2 million shares of Alphabet Class C capital stock for an aggregate amount of $2.3 billion, of which $2.1 billion was paid during the quarter. The total remaining authorization for future repurchases is approximately $1.4 billion. The authorization has no expiration date.
Adoption of new accounting guidance
In Q1 2016, we early adopted Accounting Standards Update No. 2016-09 "Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting," which changes several aspects of the accounting for share-based payments, including income tax consequences and classification on the consolidated statement of cash flows. Starting this quarter, certain tax benefits are reflected in our consolidated statement of income, whereas they were previously recognized in equity. Additionally, our consolidated statements of cash flows now present such tax benefits as an operating activity and the prior period is adjusted accordingly.

Webcast and conference call information
A live audio webcast of our first quarter 2016 earnings release call will be available at http://abc.xyz/investor. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.
We also announce investor information, including news and commentary about our business and financial performance, SEC filings, notices of investor events and our press and earnings releases, on our investor relations website (http://abc.xyz/investor).
Forward-looking statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015, which is on file with the SEC and is available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.  All information provided in this release and in the attachments is as of April 21, 2016, and we undertake no duty to update this information unless required by law.
About non-GAAP financial measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted EPS, free cash flow, non-GAAP constant currency revenues, and non-GAAP constant currency revenue growth. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, such as SBC expense, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures," "Reconciliation from net cash provided by operating activities to free cash flow," and "Reconciliation from GAAP revenues to non-GAAP constant currency revenues" included at the end of this release.
Contact
Investor relations
investor-relations@abc.xyz
Media
press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts which are reflected in thousands and par value)

	As of December 31, 2015	As of March 31, 2016
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,549	$15,111
Marketable securities	56,517	60,153
Total cash, cash equivalents, and marketable securities (including securities loaned of $4,531 and $3,851)	73,066	75,264
Accounts receivable, net of allowance of $296 and $276	11,556	10,818
Receivable under reverse repurchase agreements	450	350
Income taxes receivable, net	1,903	1,804
Prepaid revenue share, expenses and other assets	3,139	2,719
Total current assets	90,114	90,955
Prepaid revenue share, expenses and other assets, non-current	3,181	3,297
Non-marketable investments	5,183	5,577
Deferred income taxes	251	233
Property and equipment, net	29,016	30,162
Intangible assets, net	3,847	3,657
Goodwill	15,869	15,866
Total assets	$147,461	$149,747
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,931	$1,667
Short-term debt	3,225	3,221
Accrued compensation and benefits	3,539	2,618
Accrued expenses and other current liabilities	4,768	4,517
Accrued revenue share	2,329	2,227
Securities lending payable	2,428	2,171
Deferred revenue	788	933
Income taxes payable, net	302	330
Total current liabilities	19,310	17,684
Long-term debt	1,995	1,987
Deferred revenue, non-current	151	131
Income taxes payable, non-current	3,663	3,812
Deferred income taxes	189	599
Other long-term liabilities	1,822	1,965
Total liabilities	27,130	26,178
Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.001 par value per share, 100,000 shares authorized; no shares issued and outstanding	0	0
Class A and Class B common stock, and Class C capital stock and additional paid-in capital, $0.001 par value per share: 15,000,000 shares authorized (Class A 9,000,000, Class B 3,000,000, Class C 3,000,000); 687,348 (Class A 292,297, Class B 50,295, Class C 344,756) and 686,792 (Class A 293,573, Class B 49,536, Class C 343,683) shares issued and outstanding	32,982	33,695
Accumulated other comprehensive loss	(1,874)	(1,294)
Retained earnings	89,223	91,168
Total stockholders’ equity	120,331	123,569
Total liabilities and stockholders’ equity	$147,461	$149,747

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Three Months Ended
	March 31,
	2015	2016
	(unaudited)
Revenues	$17,258	$20,257
Costs and expenses:
Cost of revenues	6,356	7,648
Research and development	2,753	3,367
Sales and marketing	2,065	2,387
General and administrative	1,637	1,513
Total costs and expenses	12,811	14,915
Income from operations	4,447	5,342
Other income (expense), net	157	(213)
Income before income taxes	4,604	5,129
Provision for income taxes	1,089	922
Net income	$3,515	$4,207

Basic net income per share of Class A and B common stock and Class C capital stock	$5.16	$6.12
Diluted net income per share of Class A and B common stock and Class C capital stock	$5.10	$6.02

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended
	March 31,
	2015	2016
	(unaudited)
Operating activities
Net income	$3,515	$4,207
Adjustments:
Depreciation and impairment of property and equipment	938	1,155
Amortization and impairment of intangible assets	239	216
Stock-based compensation expense	1,203	1,494
Deferred income taxes	71	414
Loss on marketable and non-marketable investments, net	16	280
Other	61	64
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	698	818
Income taxes, net	827	271
Prepaid revenue share, expenses and other assets	43	185
Accounts payable	(24)	(269)
Accrued expenses and other liabilities	(601)	(1,064)
Accrued revenue share	(205)	(131)
Deferred revenue	(59)	18
Net cash provided by operating activities	6,722	7,658
Investing activities
Purchases of property and equipment	(2,927)	(2,428)
Purchases of marketable securities	(12,558)	(20,748)
Maturities and sales of marketable securities	10,389	17,443
Purchases of non-marketable investments	(1,074)	(321)
Cash collateral related to securities lending	(1,120)	(257)
Investments in reverse repurchase agreements	50	100
Acquisitions, net of cash acquired, and purchases of intangible assets	(64)	(34)
Net cash used in investing activities	(7,304)	(6,245)
Financing activities
Net payments related to stock-based award activities	(493)	(807)
Repurchases of capital stock	0	(2,098)
Proceeds from issuance of debt, net of costs	3,305	3,956
Repayments of debt	(3,308)	(3,962)
Net cash used in financing activities	(496)	(2,911)
Effect of exchange rate changes on cash and cash equivalents	(293)	60
Net decrease in cash and cash equivalents	(1,371)	(1,438)
Cash and cash equivalents at beginning of period	18,347	16,549
Cash and cash equivalents at end of period	$16,976	$15,111

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures
The following table presents certain non-GAAP consolidated results before certain items (in millions, except share amounts which are reflected in thousands and per share amounts, unaudited):

	Three Months Ended March 31, 2015				Three Months Ended March 31, 2016
	GAAP Actual	Adjustments		Non-GAAP Results	GAAP Actual	Adjustments		Non-GAAP Results
Revenues	$17,258			$17,258	$20,257			$20,257

Cost of revenues	6,356	$160	(b)	6,196	7,648	$241	(b)	7,407
Research and development	2,753	615	(b)	2,138	3,367	739	(b)	2,628
Sales and marketing	2,065	205	(b)	1,860	2,387	242	(b)	2,145
General and administrative	1,637	223	(b)	1,414	1,513	272	(b)	1,241
Income from operations	$4,447	$1,203		$5,650	$5,342	$1,494		$6,836
Operating margin (a)	25.8%			32.7%	26.4%			33.7%

		$1,203	(b)			$1,494	(b)
		(257)	(c)			(453)	(c)
Net income	$3,515	$946		$4,461	$4,207	$1,041		$5,248

Diluted net income per share for Class A and B common stock and Class C capital stock	$5.10			$6.47	$6.02			$7.50
Shares used in per share calculation - diluted	689,498			689,498	699,311			699,311
(a) Operating margin is defined as income from operations divided by revenues. Non-GAAP operating margin is defined as non-GAAP income from operations divided by revenues.
(b) To eliminate SBC expense, excluding expense related to awards that will ultimately settle in cash.
(c) To eliminate income tax effects related to SBC, which includes the incremental benefits recognized resulting from the adoption of new accounting guidance beginning in Q1 2016.
Non-GAAP operating income and operating margin. We define non-GAAP operating income as income from operations excluding expenses related to SBC, and, as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenues. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of SBC expense, and as applicable, other special items so that Alphabet's management and investors can compare Alphabet's recurring core business operating results over multiple periods. For purposes of determining non-GAAP operating income, we define SBC as awards accounted for under FASB ASC Topic 718 that we expect to settle in stock. SBC expense does not include expenses related to awards that will ultimately settle in cash. Alphabet's management believes that providing a non-GAAP financial measure that excludes SBC expense allows investors to make meaningful comparisons between Alphabet's recurring core business operating results and those of other companies, as well as providing Alphabet's management with an important tool for financial and operational decision making and for evaluating Alphabet's own recurring core business operating results over different periods of time. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes some costs, namely, SBC expense, that are recurring. SBC expense has been and will continue to be for the foreseeable future a significant recurring expense in Alphabet's business. Second, SBC is an important part of our employees' compensation. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.
Non-GAAP net income and diluted EPS. We define non-GAAP net income as net income excluding SBC expense, net of the SBC related tax benefits, and, as applicable, other special items less the related tax effects. The tax effects of such items are calculated based on the tax deductible portion related to SBC and, as applicable, other special items, and applying the entity-specific, U.S. federal and blended state tax rates.  We define non-GAAP diluted EPS as non-GAAP net income divided by total weighted average outstanding shares, on a fully-diluted basis. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that Alphabet uses non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP diluted EPS the SBC related tax benefits, and, as applicable, the tax effects of other special items. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on our operating results. The same limitations described above regarding Alphabet's use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted EPS. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted EPS and evaluating non-GAAP net income and non-GAAP diluted EPS together with net income and diluted EPS calculated in accordance with GAAP.

Reconciliation from net cash provided by operating activities to free cash flow (in millions, unaudited):

Three Months Ended March 31, 2016
Net cash provided by operating activities	$7,658
Less: purchases of property and equipment	(2,428)
Free cash flow	$5,230

Net cash used in investing activities (a)	$(6,245)

Net cash used in financing activities	$(2,911)
(a) Includes purchases of property and equipment.
Free cash flow. We define free cash flow as net cash provided by operating activities less capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology assets and land and buildings, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow also facilitates management's comparisons of our operating results to competitors' operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Alphabet is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it reflects the cash used for capital expenditures during the period. Our management compensates for this limitation by providing information about our capital expenditures on the face of the statement of cash flows and under the caption “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Alphabet has computed free cash flow using the same consistent method from quarter to quarter and year to year.

Reconciliation from GAAP revenues to non-GAAP constant currency revenues (in millions, unaudited):

	Three Months Ended March 31, 2016	Three Months Ended March 31, 2016
	(using Q1'15's FX rates)	(using Q4'15's FX rates)
United Kingdom revenues (GAAP)	$1,921	$1,921
Exclude foreign exchange impact on Q1'16 revenues using Q1'15 rates	129	N/A
Exclude foreign exchange impact on Q1'16 revenues using Q4'15 rates	N/A	93
Exclude hedging gains recognized in Q1'16	(42)	(42)
United Kingdom revenues excluding foreign exchange and hedging impact (Non-GAAP)	$2,008	$1,972

Rest of the world revenues (GAAP)	$8,955	$8,955
Exclude foreign exchange impact on Q1'16 revenues using Q1'15 rates	633	N/A
Exclude foreign exchange impact on Q1'16 revenues using Q4'15 rates	N/A	57
Exclude hedging gains recognized in Q1'16	(127)	(127)
Rest of the world revenues excluding foreign exchange and hedging impact (Non-GAAP)	$9,461	$8,885

United States revenues (GAAP)	$9,381	$9,381

Constant currency revenues (Non-GAAP)	$20,850	$20,238
Prior period revenues, excluding hedging gains (Non-GAAP)	$16,947	$20,997
Constant currency revenue growth (Non-GAAP)	23%	(4)%
Non-GAAP constant currency revenues and growth. We define non-GAAP constant currency revenues as total revenues excluding the impact of foreign exchange rate movements and hedging activities, and use it to determine the constant currency revenue growth on year-on-year and quarter-on-quarter bases. Non-GAAP constant currency revenues are calculated by translating current quarter revenues using prior period exchange rates and excluding any hedging gains recognized in the current quarter. Constant currency revenue growth (expressed as a percentage) is calculated by determining the increase in current quarter revenues over prior period revenues, where current quarter international revenues are translated using prior period exchange rates and hedging benefits are excluded from revenues of both periods. We consider non-GAAP constant currency revenues and growth as useful metrics as they facilitate management's internal comparison to our historical performance because they exclude the effects of foreign currency volatility that are not indicative of our core operating results.

Other income (expense), net
The following table presents our other income (expense), net, (in millions, unaudited):

	Three Months Ended
	March 31,
	2015	2016
Interest income	$226	$270
Interest expense	(26)	(30)
Foreign currency exchange losses, net	(62)	(186)
Gain (loss) on marketable securities, net	32	(167)
Loss on non-marketable investments, net	(48)	(113)
Other	35	13
Other income (expense), net	$157	$(213)

Segment results
The following tables present our revenues, operating income, stock-based compensation, capital expenditures, and depreciation, amortization, and impairment by segment (in millions, unaudited):

	Three Months Ended
	March 31,
	2015	2016
Revenues:
Google	$17,178	$20,091
Other Bets	80	166
Total revenues	$17,258	$20,257

Operating income (loss), excluding stock-based compensation(1):
Google	$6,243	$7,588
Other Bets	(516)	(657)
Reconciling items(2)	(77)	(95)
Total income from operations, excluding stock-based compensation	$5,650	$6,836

Stock-based compensation(1):
Google	$1,055	$1,316
Other Bets	117	145
Reconciling items(2)	31	33
Total stock-based compensation	$1,203	$1,494

Operating income (loss):
Google	$5,188	$6,272
Other Bets	(633)	(802)
Reconciling items(2)	(108)	(128)
Total income from operations	$4,447	$5,342

Capital expenditures:
Google	$2,678	$2,036
Other Bets	157	280
Reconciling items(3)	92	112
Total capital expenditures	$2,927	$2,428

Depreciation, amortization and impairment:
Google	$1,137	$1,317
Other Bets	40	54
Total depreciation, amortization and impairment	$1,177	$1,371

(1)
For purposes of determining SBC for segment reporting, we define SBC as awards accounted for under FASB ASC Topic 718 that we expect to settle in stock. SBC does not include expenses related to awards that we will ultimately settle in cash.

(2)	Reconciling items are primarily related to corporate administrative costs and other miscellaneous items that are not allocated to individual segments.

(3)
Reconciling items are related to timing differences of payments as segment capital expenditures are on accrual basis while total capital expenditures shown on Consolidated Statements of Cash Flow are on cash basis and other miscellaneous differences.

Revenues by source
The following tables present our revenues by revenue source (in millions, unaudited):

	Three Months Ended
	March 31,
	2015	2016
Revenues:
Google websites	$11,932	$14,328
Google Network Members' websites	3,576	3,692
Google advertising revenues	15,508	18,020
Google other revenues	1,670	2,071
Google segment revenues	17,178	20,091
Other Bets revenues	80	166
Total revenues	$17,258	$20,257